Exhibit 2

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       PLAINS ALL AMERICAN PIPELINE, L.P.

         The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

          1. The name of the limited partnership is Plains All American Pipeline, L.P. (the "Partnership").

          2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:


                    Name and Address
                    of Registered Agent                               Address of Registered Office
                    -------------------                               ----------------------------

                    Corporation Service Company                       1013 Centre Road
                    1013 Centre Road                                  Wilmington, Delaware 19805-1297
                    Wilmington, Delaware 19805-1297

          3. The name and business address of the General Partner is as follows:


                    General Partner                                   Address
                    ---------------                                   -------

                    Plains All American Inc.                          500 Dallas, Suite 700
                                                                      Houston, Texas 77002

         WHEREFORE, the undersigned has executed this Certificate as of the 16th day of September, 1998.

                                                PLAINS ALL AMERICAN, INC.,
                                                   as General Partner

                                                By:    /s/ Michael R. Patterson
                                                       -----------------------
                                                Name:  Michael R. Patterson
                                                       -----------------------
                                                Title: Vice President
                                                       -----------------------